UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

ICON Income Fund Eight A L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-54011	13-4006824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor

New York, New York 10011

(Address of Principal Executive Offices)

____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events

On May 17, 2006, ICON Income Fund Eight A L.P. (“Eight A”) sent its Year End 2005 Liquidation Update (the “Liquidation Update”) to the broker-dealers who sold the original limited partnership interests in Eight A. A copy of the Liquidation Update is being furnished as an exhibit hereto.

The information in this Report, including the exhibit, is provided under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit.

The following exhibit is filed with this Form 8-K:

99.1	ICON Income Fund Eight A L.P. Year End 2005 Liquidation Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT A L.P.

By: ICON CAPITAL CORP.,

its General Partner

Dated: May 17, 2006
By: /s/ Thomas W. Martin

Thomas W. Martin

Chief Operating Officer

Exhibit 99.1

ICON Income Fund Eight A L.P.

Year End 2005 Liquidation Update (as of January, 2006)

This update covers the year 2005 and is intended to give registered reps and their ICON Fund Eight A L.P. (“Fund Eight A”) investors a description of the Fund’s activities for the year and its prospects for the future. As a fund manager, we are actively and prudently managing the Fund Eight A portfolio to yield the best possible return to investors. Fund managers often seek to manage the information made available to investors to make sure the manager is seen in the most favorable light. At ICON, we have made every effort to provide you with clear and complete disclosure, believing that our registered reps and investors prefer to have the data necessary to realistically gauge the value of the Fund’s properties. This update is provided to give you a summary of what is going on in Fund Eight A.

First, let’s begin with a 2005 recap. There were three lease terminations in 2005. Both Portland General and E*Trade achieved favorable returns. Terminated leases and the results therefrom can be described as follows:

Lessee	Equity Invested	Total Realized	Gain (Loss)
Portland General Electric	$15,193,097	$29,298,029	$14,104,932
E*Trade Group Inc.	$117,000	$234,001	$117,000
America West	$3,230,625	$2,699,912	($530,713)

Second, let’s discuss what the Fund Eight A assets are and what they may be worth. Details on an asset by asset basis are provided below. These are the remaining material assets at December 31, 2005:

$3,783,000 Investment in Equipment on Lease to FedEx Corporation

The Lessee: FedEx Corporation, formed in January 1998, provides access to a global marketplace through a network of supply chain, transportation, business and related information services. The operating companies that compete collectively under the FedEx name worldwide include: FedEx Express, FedEx Ground, FedEx Freight, FedEx Kinko's Office and Print Services, FedEx Custom Critical, FedEx Trade Networks and FedEx Services. By operating independently, each of these companies can focus exclusively on delivering the best service for its specific market. Serving more than 220 countries, FedEx Corporation delivers more than 6 million express, ground, and freight shipments a day. The company’s reported revenue for 2005 was $31 billion. (Source: FedEx website).

The Equipment: One 1979-built McDonnell Douglas DC-10-30F aircraft equipped with three General Electric CF6-50C2 engines.

Investment: In March 2004, Fund Eight A purchased a 90% interest in a MD DC-10-30F aircraft and the lease for $3,783,000. (ICON Income Fund Ten, LLC owns 10%.) In addition, Fund Eight A assumed debt in the amount of $18,999,000 at an interest rate of 4% per annum that will mature in March 2007. The lease is set to expire in March 2007 as well.

Expected Future Proceeds from Investment: $6,000,000 - $7,500,000

Outlook: It is expected that aircraft subject to operating leases will be the mainstay of aircraft financing. This aircraft has a pure freight haul configuration and should have greater secondary market value over passenger units. As the costs for new aircraft continue to increase, well-maintained aircraft should continue to have good demand. In its class, the DC-10 is one of the more desirable freight aircraft due to its good fuel economy.

$5,628,144 Investment in Equipment on Charter to BP Amoco

The Lessee: BP Amoco resulted from the merger in 1998 of British Petroleum and Amoco, which made its parent, BP plc, number three in the world in oil and gas exploration and production behind Exxon Mobil and Royal Dutch Shell. BP Amoco operates in several fields. BP is the number one oil and natural gas producer in the United States, which it distributes to different sectors, namely the aviation and marine sectors. It is also highly successful in the refining sector, selling 6.7 million barrels of fuel daily to gas stations. (Source: BP website).

The Equipment: One 115-foot, 3,900 horsepower twin-screw tugboat and one 70,000 barrel, 414-foot, double-hull oil barge.

Investment: In March of 1999, Fund Eight A purchased the tugboat and oil barge for a total equity investment of approximately $5.6 million. In addition, Fund Eight A initially assumed debt in the amount $7.3 million for a total purchase price of approximately $12.9 million.  The original note was refinanced in December of 2001and again in February of 2003. Both the barge and tugboat are subject to a bareboat charter whose initial term ended in January of 2003, but was renewed for an additional five years.

Expected Future Proceeds from Investment: $4,155,000 - $6,155,000

Outlook: The equipment is compliant with the Oil Pollution Act of 1990, which requires that all tankers operating in U.S. waters are double-hull vessels and called for the phase-out of all single-hull vessels by 2005. In addition, the current construction costs for new tugboats and barges are steadily rising. Both factors will have a positive effect on remarketing efforts. Barges have sizeable access to the U.S. marketplace and are significantly involved in the movement of domestic commodities. It is expected that the tugboat and the barge will have at least 20 years of remaining useful life at lease expiry.

$4,861,628 Investment in Equipment on Lease to the Regus Group

The Lessee: The Regus Group, founded in Belgium in 1989, provides companies with workplace outsourcng solutions. The Regus Group offers offices that include work stations, meeting rooms and common areas featuring leading-edge communications systems and Internet access as well as complete IT support. Additionally, clients can utilize the full menu of business services offered by the Regus Group including video conferencing, desktop publishing, and administrative support.

The Regus Group’s business centers are strategically located in world capitals, prestigious business hubs and emerging markets. The Regus Group services a wide range of companies, from emerging growth companies to Fortune 500 corporations.(Source: Regus website).

The Equipment: The equipment on lease to the Regus Group consists of furniture and fixtures as well as office and telecommunications equipment for six Regus Group locations.

Investment: In December 1999, Fund Eight A purchased the equipment subject to the lease for a total equity investment of $4,861,628 covering schedules I-1 through I-6. When Regus filed for bankruptcy the lease was restructured in order to reduce rental payments and allow the lessee to purchase certain equipment. Prior to the restructuring, Fund Eight A received $4,872,324 in rental payments from 1/00 - 12/02. The restructuring began on 3/1/03, which extended the lease for 48 months and the maturity date to 3/14/07. From March 2003 through December 2005, Fund Eight A received $2,118,661 in rental proceeds. Should the customer continue to make rental payments through lease expiry, it is expected that Fund Eight A will receive additional rental proceeds of $872,389 for a total of $7,863,375, which would then result in a 19.52% per annum overall yield on the transaction. At lease expiry the customer has the option to purchase the equipment for $1.00.

Outlook: The secondary market for furniture, fixtures and equipment is currently strong. The future demand for office space is also strong due to lower national unemployment and the positive outlook for future job creation.

 $5,072,738 Investment in Equipment Formerly on Lease to Sabena Technics

The Lessee: Sabena Technics has a rich history in the aviation maintenance, repair and overhaul industry. The company was created to maintain the growing fleet of the national airline of Belgium, SABENA. With the bankruptcy of SABENA in late 2001, Sabena Technics became an independent MRO (maintenance, repair, and operating) provider. (Source: Sabena Technics website).

The Equipment: The equipment originally on lease to Sabena Technics consists of one-hundred-eighty-eight serialized aircraft spare parts known as rotables.  All of the parts are for use on Airbus A310 aircraft.

Rotables are aircraft components that are essentially recycled. When an aircraft requires maintenance to replace a worn rotable, the worn item is removed from the aircraft, and the appropriate rotable from inventory is substituted in its place.  The worn item is then overhauled to zero-time or it is repaired to a certified serviceable condition by an FAA-certified shop.

Investment: In February 1999, Fund Eight A purchased A310 rotables subject to lease for $2,978,345.  As of December 31, 2005, Fund Eight A has received $2,022,587 on this investment through rents and sale proceeds.

In February 2000, Fund Eight A purchased a second lease schedule of A310 rotables for $1,961,000.  As of December 31, 2005, Fund Eight A has received $1,581,495 on this investment through rents and sale proceeds.

In December 2005, Fund Eight A purchased A310 rotables subject to lease for $133,393.

Expected Future Proceeds from Investment: There are 96 Airbus A310 rotables remaining. Together, it is expected that the sales of these parts will generate between $240,000 and $475,000 of additional proceeds.

Outlook: Because the rotables are always being repaired and maintained, it is expected that the value of the rotables will remain steady.  The A310 rotables can be used on either A310-200s or A310-300s which are being used by over 60 operators worldwide. The fund has experienced a steady demand for and regular sales of rotables each month.

$4,040,000 Investment in Equipment on Lease to Playcore Holdings, Inc. and its Subsidiaries

The Lessee: Playcore, founded in 1985 and based in Chattanooga, TN, is a privately held playground equipment and backyard products manufacturer with two principal operating units, commercial and consumer playground equipment. Under the “GameTime”® and “Park & Play Structures”® brand names, Playcore manufactures custom metal and plastic playground systems for the commercial play market, including municipalities, park and recreation departments and schools. Products are marketed through a network of independent sales agencies in the U.S. and Canada. Playcore’s consumer division manufactures and markets wood-based residential play systems and accessories under the “Swing-N-Slide”™ and “Timber Bilt”™ brand names. Products are sold through over 2,000 retail outlets, including Home Depot and Lowe’s.

Playcore is a market leader in its industry. As of June 2005, the company had the highest market share of the $465 million commercial play market and a 75 % share of the $100 million consumer play sector. (Source: Playcore marketing materials).

The Equipment: The equipment leased to Playcore comprises substantially all of Playcore’s production capability. The main items are a CNC Bending Machine and three Roto Mold Machines. The CNC Bending Machine bends and shapes raw materials into individual components that make up Playcore products. The Roto Mold Machines have a similar function, producing plastic moldings by forcing plastic into an existing mold through the use of centrifugal force. Both types of machines have estimated useful lives remaining beyond 10 years.

Investment: In December 2005, Fund Eight A purchased the equipment for $4,040,000, which is governed by a Master Lease Agreement. The lease has two schedules both with a term of 36 months from the base term commencement date, January 1, 2006. The monthly rental amount is $134,000. Assuming the customer makes all rent payments through lease expiry, Fund Eight A will receive total rental proceeds of $4,824,000. At lease expiry the customer will have the option to purchase the equipment for $200,000. If the customer were to make all rental payments and exercise their $200,000 purchase option, Fund Eight A would receive total proceeds of $5,024,000 and an overall yield of 14.18% on the transaction.

Expected Future Proceeds from Investment: $5,024,000

Outlook: The equipment comprises substantially all of Playcore’s production capabilities and due to the lesser capital investment to extend the lease versus acquiring new units, the equipment should remain in place for a number of years beyond base term expiry. It is expected that Playcore will purchase the equipment for $200,000. If the equipment were returned at the conclusion of the base term, it is expected that Fund Eight A will still achieve a comparable return.

$2,000,000 Investment in Equipment on Lease to Global Crossing

The Lessee: Global Crossing provides telephone, Internet and video conferencing services through its wholly-owned international Voice over Internet Protocol Network. Global Crossing is one of the leading providers of transcontinental and transoceanic communication services. More than 40% of Fortune 500 Companies utilize Global Crossing’s services including JP Morgan Chase, General Electric, Microsoft and Sony. (Source: Global Crossing website and marketing materials).

The Equipment: Various, innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks. The equipment will be installed in multiple domestic and international hub locations on Global Crossing’s Voice over Internet Protocol Network.

Investment: In December 2005, Fund Eight A, in a joint venture with ICON Income Fund Ten and ICON Leasing Fund Eleven, invested $2,000,000 in equipment subject to a 48-month lease with Global Crossing. Fund Eight A will have a 7.98% ownership in the equipment and will receive 7.98% of the total monthly rental amount of $615,479 along with any interim rent or renewal rent that is collected.

Expected Future Proceeds from Investment: $2,831,590 - $3,231,590

Outlook: The equipment is considered to be state-of-the-art and is completely integrated into Global Crossing’s international fiber optic network. Therefore, this equipment is expected to remain in place for a number of years beyond the base term expiry. In addition, it is projected that the number of homes and businesses utilizing the Voice over Internet Protocol service will increase 10-fold by the year 2009.

$1,997,000 Investment in Equipment on Lease to The Rowan Companies

The Lessee: Rowan Companies, Inc., founded in 1923, is a major international offshore and land drilling contractor.

"The Company was founded on the principle that in any organizational endeavor, men are more important than machinery and tools, and this emphasis on personnel has prevailed throughout the history of the Company." - Arch Rowan 1973 - on the 50th anniversary of the Company (Source: Rowan website)

The Equipment: One Class 116-C Mobile Offshore Jack-Up Drilling Rig known as the “Rowan Cecil Provine”, built in 1982 by Marathon LeTourneau at a cost of $66,500,000.

Investment: In March 2000, Fund Eight A purchased a 25% interest in the residual value of the equipment for $1,997,000. In the event of a sale of the vessel, Textron Financial Corp. receives 100% of the first 7.5 million of proceeds, after which Fund Eight A receives 50% of the next 7.5 million of proceeds. Fund Eight A will receive 25% of any remaining residual proceeds.

Expected Future Proceeds from Investment:	$22,500,000 - $25,000,000

Outlook: Given the current utilization for jackup oil rigs, the relatively high day rates that these rigs are commanding, and the high price of oil (which should continue for the foreseeable future), the Fund is optimistic it will be able to find a buyer for the Cecil Provine. Fair market appraisals of a like type vessel conducted in the last 90 days, valued this equipment in the range of $90 million to $100 million at lease expiry in December 2008.

To summarize, the following chart depicts the net position of the material Fund assets at year end 2005.

Expected Future Proceeds From Investment
Lessee	Low	High
BP Amoco	$4,155,000	$6,155,000
FedEx	$6,000,000	$7,500,000
Global Crossing	$2,831,590	$3,231,590
Playcore Holdings	$5,024,000	$5,024,000
Regus	$872,000	$872,000
Sabena Technics	$240,000	$475,000
Rowan Companies	$22,500,000	$25,000,000
Total Proceeds Expected	$41,622,590	$48,257,590

Approximate No. of Units Outstanding at 12/31/05	736,882	736,882

Estimated Net Value Per Unit	$56.48	$65.49

Conclusion

Fund Eight A was affected by the events of September 11, 2001 and as such will not live up to our earliest expectations. For the investors that joined the Fund at its outset in October 14, 1998, at year end 2005 they have received $63 per $100 in distributions. As depicted in the chart above, our hope and expectation is that their eventual total return will be 119% (low) or 128% (high) of their original capital invested. However, as discussed below, these estimates are subject to the vagaries of the equipment leasing marketplace and, therefore, actual results may be higher or lower than the estimates of future proceeds contained herein.

The adverse impacts of the events of September 11 are evidenced by the Fund’s inability to overcome market conditions for its investments in commercial aircraft. Widely discussed in other forums, suffice it to say that the airline industry is only beginning to recover from a series of extremely poor profit years and a series of bankruptcies. To the extent that airlines have been poor performers, the value of the equipment they utilize to generate revenues has dropped precipitously. Simply put, what is the value of an airplane if all it can do is generate losses for its operator? Never before has any equipment sector experienced such a brutal and long lasting decline.

The table below illustrates the major airline investments made by the Fund, the original appraised value at lease expiry as determined on the date of acquisition by leading independent appraisers, and the final value realized by the Fund. The difference between expected pre-September 11, 2001 value and actual post-September 11 realized value illustrates how and why this Fund will not achieve our original hopes for total return.

Deal	Acq Date	Cash Paid	Appraised Value	Actual Value	Shortfall
America West	March, 1999	3,230,625	5,180,000	2,699,912	2,480,000
KLM	Sep, 1999	5,750,628	18,540,000	0	18,540,000
Total					21,020,000

In conclusion, the loss of $21 million of expected proceeds from the impact of September 11 (as well as the likely reinvestment earnings thereon) for the Fund, which was only $75 million in total size, illustrates why this Fund did not achieve its original hopes.

Notably, one of the Fund’s winners was a transaction involving an engine on lease to American Airlines, which was sold before September 2001 (in May of that year) in a transaction that yielded the Fund 42% per annum compounded monthly. This may help the reader see the difference in the value of aviation assets just before and after September 11, 2001.

That said, we are pleased that other performing transactions (such as Portland General, referred to in the first chart of the text above, and Rowan) have achieved expectations and helped the Fund counterbalance the aircraft segment. We continue to work hard to optimize the remaining asset value and will keep you informed about new situations.

As always, we are happy to answer any additional questions that you may have. Please reach us at the following numbers: Investors: 800-343-3736; Registered Representatives: 800-435-5697.

Neither Fund Eight A nor its General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the headings “The Lessee” contained within this document.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.